UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2017 (September 20, 2017)

CTI BIOPHARMA CORP.
(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
3101 Western Avenue, Suite 600
Seattle, Washington 98121
(Address of principal executive offices)
Registrant’s telephone number, including area code: (206) 282-7100
Not applicable
(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On September 22, 2017, the Shareholder Rights Agreement of CTI BioPharma Corp. (the “Company”), dated as of December 28, 2009, between the Company and Computershare Trust Company, N.A., as Rights Agent, as amended by that certain First Amendment to Shareholder Rights Agreement dated as of August 31, 2012, as further amended by that certain Second Amendment to Shareholder Rights Agreement, between the Company and the Rights Agent, dated December 6, 2012 and as further amended by that certain Third Amendment to Shareholder Rights Agreement, between the Company and the Rights Agent, dated December 1, 2015, was further amended (as so amended, the “Rights Plan”). The following description of the terms of the amendment does not purport to be complete and is qualified in its entirety by reference to the amendment, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The amendment decreases the exercise price of the preferred stock purchase rights (“Rights”) under the Rights Plan from $80.00 to $16.00, decreases the number of shares of preferred stock purchasable upon the exercise of a Right from ten ten-thousandths (10/10,000th) to two ten-thousandths (2/10,000th), and decreases the redemption price of each Right from $0.001 to $0.0002. The Rights were initially distributed as a dividend on each share of the Company’s common stock, no par value per share (“Common Stock”), outstanding on January 7, 2010, and currently trade with each outstanding share of Common Stock.
Item 3.03    Material Modification to Rights of Security Holders.
Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.
Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 21, 2017, David Kirske, the Company’s Principal Financial and Accounting Officer, was appointed by the Board of Directors (the “Board”) as the Company’s Chief Financial Officer and Executive Vice President. Mr. Kirske, 63, assumed his role as the Company’s Principal Financial and Accounting Officer in August 2017. Mr. Kirske previously served as an independent chief financial officer consultant from January 2013 to August 2017. As a consultant, he provided financial management services to public and private companies in several industries during this time. Mr. Kirske has served as a financial consultant to our company from April 2017 to August 2017. Prior to Mr. Kirske’s time as a consultant, he served as chief financial officer of Mad Fiber, Inc. from April to December 2012. Mr. Kirske also served as Vice President and Chief Financial Officer of Helix BioMedix from 2004 to 2008. Mr. Kirske holds a Bachelor’s of Arts, Business Administration, from the University of Puget Sound. There are no family relationships involving Mr. Kirske that would require disclosure under Item 401(d) of Regulation S-K, and there are no current or proposed transactions in which he or any member of his immediate family has, or will have, a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Financial Officer, the Compensation Committee of the Board (the “Compensation Committee”) approved a new annual base salary level for Mr. Kirske of $350,000 and set Mr. Kirske’s target annual bonus level at 35% of base salary. The Compensation Committee also approved the grant to Mr. Kirske, effective September 29, 2017, of stock options to purchase 315,000 shares of the Company’s common stock under the Company’s 2017 Equity Incentive Plan. The stock options will have a per share exercise price equal to the closing price of a share of the Company’s common stock on The NASDAQ Stock Market on September 29, 2017. The stock options will have a maximum term of ten years and will be scheduled to vest in six equal semi-annual installments over the three-year period following the date of grant, subject to Mr. Kirske’s continued employment by the Company through the applicable vesting dates.

The Compensation Committee also approved the Company entering into a Severance Agreement with Mr. Kirske (the “Severance Agreement”). The Severance Agreement provides that, if Mr. Kirske’s employment is terminated by the Company without cause or by Mr. Kirske for good reason (as such terms are defined in the Severance Agreement), Mr. Kirske will be entitled to receive severance benefits consisting of the following: (i) one times his annual rate of base salary in effect on his severance date, (ii) an amount equal to the greater of the average of his annual bonuses from the Company for the last three years before the severance date and 35% of his base salary at the annualized rate in effect on the severance date, (iii) payment by the Company of up to 12 months of COBRA premiums for continued medical coverage for Mr. Kirske and his eligible dependents, (iv) payment by the Company for 12 months of premiums to maintain life insurance for Mr. Kirske as in effect at the time of his severance, and (v) accelerated vesting of all of Mr. Kirske’s then-outstanding and unvested stock options and other stock-based awards granted by the Company. In each case, Mr. Kirske’s right to receive the severance benefits described above is contingent on his providing a general release of claims in favor of the Company and complying with certain confidentiality and other covenants under his agreements with the Company. The Severance Agreement does not provide for any tax gross-up payments. The foregoing description of the terms of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On September 20, 2017, the Board appointed Bruce Seeley, the Company’s Executive Vice President, Chief Commercial and Administrative Officer and Secretary, as the Chief Operating Officer of the Company, effective immediately. Mr. Seeley, 53, assumed his role as the Company’s Executive Vice President, Chief Commercial and Administrative Officer and Secretary in March 2017. Mr. Seeley previously served as the Company’s Executive Vice President and Chief Commercial Officer from July 2015 to March 2017. From May 2012 to March 2015, Mr. Seeley served as Senior Vice President and General Manager, Diagnostics at NanoString Technologies, Inc. From October 2009 to March 2012, Mr. Seeley was Executive Vice President, Commercial, at Seattle Genetics, Inc. Prior to that, from August 2004 to October 2009, Mr. Seeley served in various commercial roles at Genentech, Inc. (now a member of the Roche Group). From 1996 to 2004, Mr. Seeley held various roles at Aventis Pharmaceuticals Inc. (now a part of Sanofi) in global and U.S. marketing, sales and new product commercialization and licensing. Prior to that, from 1991 to 1996, he served in sales at Bristol-Myers Squibb Company. Mr. Seeley received a B.A. in Sociology from the University of California at Los Angeles. There are no family relationships involving Mr. Seeley that would require disclosure under Item 401(d) of Regulation S-K. There are no current or proposed transactions in which he or any member of his immediate family has, or will have, a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Operating Officer, the Compensation Committee approved a new annual base salary level for Mr. Seeley of $410,000 and set Mr. Seeley’s target annual bonus level for 2018 at 40% of base salary. Mr. Seeley’s target annual bonus level for 2017 remains at 30% of base salary. The Compensation Committee also approved the grant to Mr. Seeley, effective September 29, 2017, of stock options to purchase 350,000 shares of the Company’s common stock under the Company’s 2017 Equity Incentive Plan. The stock options will have a per share exercise price equal to the closing price of a share of the Company’s common stock on The NASDAQ Stock Market on September 29, 2017. The stock options will have a maximum term of ten years and will be scheduled to vest in six equal semi-annual installments over the three-year period following the date of grant, subject to Mr. Seeley’s continued employment by the Company through the applicable vesting dates.

On September 20, 2017, the Board also appointed Dr. Laurent Fischer, M.D., who has served on the Board since July 2017, as the Chairman of the Board. Dr. Fischer is compensated for his service as a director in accordance with the Company’s Director Compensation Policy.

Item 9.01     Financial Statements and Exhibits.

On September 26, 2017, the Company issued a press release announcing the appointment of Mr. Kirske as Executive Vice President and Chief Financial Officer, the appointment of Mr. Seeley as the Company’s Chief Operating Officer, and the appointment of Dr. Fischer as the Chairman of the Board, as set forth in Item 5.02 of this Current Report on Form 8-K. A copy of such press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

(d) Exhibits

Exhibit No.	Description
4.1 10.1 99.1
Fourth Amendment to Shareholder Rights Agreement, dated as of 22, 2017, between the Company and Computershare Trust Company, N.A., as Rights Agent.

Severance Agreement by and between CTI BioPharma Corp. and David Kirske, dated September 25, 2017.

Press Release issued by CTI BioPharma Corp., dated as of September 26, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.
Date: September 26, 2017	By:	/s/ Bruce J. Seeley
Bruce J. Seeley
Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Fourth Amendment to Shareholder Rights Agreement, dated as of 22, 2017, between the Company and Computershare Trust Company, N.A., as Rights Agent.
10.1	Severance Agreement by and between CTI BioPharma Corp. and David Kirske, dated September 25, 2017.
99.1	Press Release of CTI BioPharma Corp., dated as of September 26, 2017.